EXHIBIT 23.1



CONSENT OF DELOITTE & TOUCHE LLP AND REPORT ON SCHEDULE



We consent to the incorporation by reference in Registration Statements Nos. 2-92053, 33-2171, 33-17848 (Post-Effective Amendment No. 1), 33-33803, 33-33807,
33-39323,  33-36911, 33-45176, 33-45231, 33-45233, 33-56952, 33-58708, 33-72158,
033-55265 (Post-Effective Amendment No. l), 033-60379,  033-63547, 333-11639 and
333-15923 of 3Com Corporation on Form S-8 of our report dated June 23, 1997, appearing in this Annual Report on Form 10-K of 3Com Corporation for the year ended May 31, 1997.


/s/ Deloitte & Touche LLP
-------------------------

San Jose, California
August 22, 1997